Exhibit 99.1

CONTACT:    Jon Faulkner
Chief Financial Officer
706-876-5814
jon.faulkner@dixiegroup.com

THE DIXIE GROUP REPORTS SECOND QUARTER 2014 RESULTS

CHATTANOOGA, Tenn. (July 28, 2014) -- The Dixie Group, Inc. (NASDAQ:DXYN) today reported financial results for the second quarter ended June 28, 2014. For the second quarter of 2014, the Company had sales of $108,171,000 and a loss from continuing operations of $605,000, or $0.04 per diluted share, compared with sales of $83,617,000 and income from continuing operations of $1,677,000, or $0.13 per diluted share for the second quarter of 2013. Income from continuing operations, excluding manufacturing integration, facility consolidation, asset impairment and acquisition related pre-tax expenses of $2,221,000 was $772,000 after-tax (non-GAAP adjusted income from continuing operations, as set forth herein), or $0.05 per diluted share for the period.

Commenting on the results, Daniel K. Frierson, chairman and chief executive officer, said, “We continued our strong sales growth relative to the industry. Our sales increase for the quarter was 29.4% on a year-over-year basis and 14.8% without the addition of Atlas Carpet Mills, acquired in March of this year. The market, however, was up only slightly. Our sales increase in the second quarter for residential products was 13.7% ahead of the same quarter last year, relative to the market declining slightly on the same comparable basis. The second quarter sales increase for our commercial products was 83.5% ahead of the same time period last year. Without Atlas, the increase was 24.4% for the second quarter as compared with the same time period last year and relative to a year-over-year market increase in the low-single digits. All of Dixie’s brands, other than the Atlas Carpet Mills brand, were up for the second quarter on a year-over-year basis. We anticipate Atlas sales to pick up as new product introductions are released late in the year. Additionally, the industry implemented a price increase, starting in June. However, the full impact will not be felt until later this summer. We largely completed the launch of the Desso Masland Hospitality joint venture during the second quarter. Further, our new product introductions over the last twelve months continue to show strong sales growth.

“The second quarter was a transitional quarter operationally, with operations improving throughout the quarter but still not fully up to expectations. We completed the shutdown of the Atlas dye house in May. It is under contract for sale in the third quarter of this year. We are still installing additional equipment in our Susan Street facility to accommodate the dyeing needs of Atlas. That should be completed in the third quarter. The first step in our east coast warehouse re-alignment process began with the installation of equipment into our new Adairsville facility in May and the formal opening in mid-June. We also announced in June additional restructuring charges related to the closing of our carpet and yarn dyeing operations in our Atmore, Alabama, facility under an accelerated schedule due to faster acceptance of our continuous dyed production than originally forecasted, and increasingly stringent environmental regulations at the Atmore facility. This added restructuring plan has an attractive payback. The carpet dye operations in Atmore are now shutdown and the production moved to our other facilities or outside processors. The yarn dye operations in Atmore should be completely moved in the third quarter to other Dixie facilities. For further information on the announced restructurings, please see the attached table showing the timing of the charges anticipated to be incurred in 2014 and 2015.

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The Dixie Group Reports Second Quarter 2014 Results

July 28, 2014

“Gross profit for the quarter, after adjusting for manufacturing integration and acquisition-related inventory expenses was 24.8% of net sales (non-GAAP), an improvement over the adjusted gross profit of 21.6% (non-GAAP) during the difficult first quarter of 2014. Operations continued to improve throughout the quarter as we were able to overcome the weather and operational difficulties of the first quarter. Manufacturing costs were positively impacted by improved material utilization, the movement of products onto more productive equipment, and higher efficiencies. We still have more improvements to make to return to acceptable margin levels later in the year. After adjusting for manufacturing integration and acquisition-related legal and other expenses, selling and administrative expenses were 22.1% (non-GAAP) of net sales for the second quarter of 2014 as compared with 22.2% (non-GAAP) for the same quarter of 2013. Operating income was $440 thousand for the quarter. On a non-GAAP basis, operating income was $2.7 million for the quarter. Certain expenses in the quarter, including facility consolidation charges, the direct and purchase accounting costs of the Atlas acquisition and the continued Robertex re-branding expenses have been added back as an adjustment in the non-GAAP presentation. Other expenses affecting operating income, totaling over $800 thousand dollars in the period, included higher than normal workers' compensation costs due to an accident that occurred while installing equipment to accommodate the Atlas dye house integration and lower operating efficiencies early in the quarter.

“We completed a stock offering of 2.5 million shares in May. The purpose of the offering was to pay for the Atlas acquisition and fund continued growth. Our working capital increased $3.6 million for the quarter. Capital expenditures for the second quarter were $2.2 million, not including refinancing existing operating leases into a $2.0 million capital lease to lower our financing costs. Depreciation and amortization was $3.3 million for the quarter. Excluding the refinancing of our operating leases described earlier, we anticipate total capital expenditures for the year to be approximately $19 million. Income taxes for the quarter were a benefit of $66 thousand, including a true up for the year-to-date rate as well as a one-time $117 thousand charge for the expiration of a market based stock grant. Our anticipated tax rate going forward is 38%. We ended the quarter with $114.7 million in debt and availability of $46.5 million under our bank revolver.

“The second quarter reflected operational improvements, coming off of a poor performance in the first quarter. We continue to focus on increasing profitability through improved operations and tighter cost controls. Sales for the first four weeks of the third quarter were ahead of the same quarter last year by approximately 19%. Excluding Atlas Carpet Mills, our sales were ahead approximately 6%. We feel that the industry has seen improved operating schedules recently and feel both the residential and commercial markets are continuing to trend positive. We are optimistic that our growth will continue at a rate greater than industry growth rates throughout 2014. As always, we continue to focus on being the style and design leaders so we may supply our customers the finest products of the highest quality,” Frierson concluded.

A listen-only internet simulcast and replay of Dixie's conference call may be accessed with appropriate software at the Company's website at www.thedixiegroup.com. The simulcast will begin at approximately 11:00 a.m. Eastern Time on July 28, 2014. A replay will be available approximately two hours later and will continue for approximately 30 days. If internet access is unavailable, a listen-only telephonic conference will be available by dialing (913) 312-0639 and entering 5167575 at least ten minutes before the appointed time. A seven-day telephonic replay will be available two hours after the call ends by dialing (719) 457-0820 and entering 5167575 when prompted for the access code.

The Dixie Group (www.thedixiegroup.com) is a leading marketer and manufacturer of carpet and rugs to higher-end residential and commercial customers through the Fabrica International, Masland Carpets, Dixie Home, Masland Contract, Atlas Carpet Mills and Avant brands.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management and the Company at the time of such statements and are not guarantees of performance. Forward looking statements are subject to risk factors and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Such factors include the levels of demand for the products produced by the Company. Other factors that could affect the Company's results include, but are not limited to, raw material and transportation costs related to petroleum prices, the cost and availability of capital, integration of acquisitions and general economic and competitive conditions related to the Company's business. Issues related to the availability and price of energy may adversely affect the Company's operations. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

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The Dixie Group Reports Second Quarter 2014 Results

July 28, 2014

THE DIXIE GROUP, INC.
Consolidated Condensed Statements of Operations
(unaudited; in thousands, except earnings per share)

	Three Months Ended		Six Months Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
NET SALES	$108,171	$83,617	$193,483	$159,057
Cost of sales	81,535	61,315	148,839	118,342
GROSS PROFIT	26,636	22,302	44,644	40,715
Selling and administrative expenses	24,373	18,841	44,625	35,737
Other operating expense, net	219	190	371	30
Facility consolidation expenses	949	—	1,022	—
Impairment of assets	655	—	655	—
OPERATING INCOME (LOSS)	440	3,271	(2,029)	4,948
Interest expense	1,158	869	2,169	1,864
Other (income) expense, net	(47)	11	(36)	18
Gain on purchase of business (See Note)	—	—	(10,562)	—
Refinancing expenses	—	94	—	94
Income (loss) from continuing operations before taxes	(671)	2,297	6,400	2,972
Income tax provision (benefit)	(66)	620	2,570	643
Income (loss) from continuing operations	(605)	1,677	3,830	2,329
Loss from discontinued operations, net of tax	(39)	(32)	(79)	(47)
NET INCOME (LOSS)	$(644)	$1,645	$3,751	$2,282

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$(0.04)	$0.13	$0.27	$0.18
Discontinued operations	(0.00)	(0.00)	(0.01)	(0.00)
Net income (loss)	$(0.04)	$0.13	$0.26	$0.18

DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$(0.04)	$0.13	$0.27	$0.17
Discontinued operations	(0.00)	(0.00)	(0.01)	(0.00)
Net income (loss)	$(0.04)	$0.13	$0.26	$0.17

Weighted-average shares outstanding:
Basic	13,937	12,733	13,363	12,704
Diluted	13,937	12,846	13,561	12,793

Note: The six months ended June 28, 2014 reflects an adjustment to the gain on purchase of business of $1,818 pre-tax and an additional $691 of tax provision for provisional amounts of certain acquired assets and liabilities assumed. Additionally, the effects of such adjustments are reflected in Income from Continuing Operations, Net Income and Earnings Per Share. This was accounted for retrospectively to adjust the gain initially recognized in the three months ended March 29, 2014 and is subject to further adjustment as the Company completes its valuation of such assets and liabilities.

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The Dixie Group Reports Second Quarter 2014 Results

July 28, 2014

THE DIXIE GROUP, INC.
Consolidated Condensed Balance Sheets
(in thousands)

	June 28, 2014	December 28, 2013
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$306	$255
Receivables, net	53,416	44,063
Inventories	108,001	93,219
Other	16,186	12,252
Assets held for sale	5,322	—
Total Current Assets	183,231	149,789

Property, Plant and Equipment, Net	83,380	74,485
Other Assets	28,204	24,592
TOTAL ASSETS	$294,815	$248,866

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$55,462	$47,881
Current portion of long-term debt	14,704	6,229
Total Current Liabilities	70,166	54,110

Long-Term Debt	99,987	101,759
Deferred Income Taxes	6,921	4,072
Other Liabilities	19,700	18,154
Stockholders' Equity	98,041	70,771
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$294,815	$248,866

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The Dixie Group Reports Second Quarter 2014 Results

July 28, 2014

Use of Non-GAAP Financial Information:
(in thousands)

The Company believes that non-GAAP performance measures, which management uses in evaluating the Company's business, may provide users of the Company's financial information with additional meaningful bases for comparing the Company's current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period. However, the non-GAAP performance measures should be viewed in addition to, not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. In considering our supplemental financial measures, investors should bear in mind that other companies that report or describe similarly titled financial measures may calculate them differently. Accordingly, investors should exercise appropriate caution in comparing our supplemental financial measures to similarly titled financial measures report by other companies.

Non-GAAP Summary
	Three Months Ended
Non-GAAP Gross Profit	Q2 2014	Q1 2014	Q2 2013
Net Sales	$108,171	$85,313	$83,617
Gross Profit	26,636	18,007	22,302
Plus: Mfg. Integration Expense	—	445	1,143
Plus: Amortization of Acquisition Inventory Step-up	194	—	—
Non-GAAP Adjusted Gross Profit (Note 1)	$26,830	$18,452	$23,445

Gross Profit as % of Net Sales	24.6%	21.1%	26.7%
Non-GAAP Adjusted Gross Profit % of Net Sales	24.8%	21.6%	28.0%

The Company defines Adjusted Gross Profit as Gross Profit plus manufacturing integration expenses of new or expanded operations, plus amortization of acquisition inventory step-up, plus one-time items so defined. (Note 1)

	Three Months Ended
Non-GAAP Adjusted Selling and Administrative Expenses	Q2 2014	Q1 2014	Q2 2013
Net Sales	$108,171	$85,313	$83,617
Selling and Administrative Expenses	24,373	20,251	18,841
Less: Mfg. Integration Expense	(269)	(377)	(299)
Less: Acquisition Expense	(154)	(454)	—
Non-GAAP Adjusted Selling and Administrative Expenses (Note 2)	$23,950	$19,420	$18,542

Selling and Administrative Expenses as % of Net Sales	22.5%	23.7%	22.5%
Non-GAAP Adjusted Selling and Administrative Expenses as % of Net Sales	22.1%	22.8%	22.2%

The Company defines Adjusted Selling and Administrative Expenses as Selling and Administrative Expenses less manufacturing integration expenses and direct acquisition expenses included in Selling and Administrative Expenses, less one-time items so defined. (Note 2)

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The Dixie Group Reports Second Quarter 2014 Results

July 28, 2014

Non-GAAP Summary
	Three Months Ended
Non-GAAP Operating Income (Loss)	Q2 2014	Q1 2014	Q2 2013
Net Sales	$108,171	$85,313	$83,617
Operating Income (Loss)	440	(2,469)	3,271
Plus: Mfg. Integration Expense	269	822	1,442
Plus: Facility Consolidation Expense	949	73	—
Plus: Amortization of Acquisition Inventory Step-up	194	—	—
Plus: Acquisition Expense	154	454	—
Plus: Impairment of Assets	655	—	—
Non-GAAP Adjusted Operating Income (Loss) (Note 3)	$2,661	$(1,120)	$4,713

Operating Income (Loss) as % of Net Sales	0.4%	(2.9)%	3.9%
Adjusted Operating Income (Loss) as a % of Net Sales	2.5%	(1.3)%	5.6%

The Company defines Adjusted Operating Income (Loss) as Operating Income (Loss) plus manufacturing integration expenses of new or expanded operations, plus amortization of acquisition inventory step-up, plus facility consolidation and severance expenses, plus direct acquisition expenses, plus impairment of assets, plus impairment of goodwill, plus one-time items so defined. (Note 3)

	Three Months Ended
Non-GAAP Income (Loss) From Continuing Operations	Q2 2014	Q1 2014	Q2 2013
Net Income (Loss) as Reported	$(644)	$4,396	$1,645
Less: Loss from Discontinued Operations, Net of Tax	(39)	(39)	(32)
Income (Loss) from Continuing Operations	(605)	4,435	1,677
Plus: Mfg. Integration Expense	269	822	1,442
Plus: Facility Consolidation Expense	949	73	—
Plus: Amortization of Acquisition Inventory Step-up	194	—	—
Plus: Acquisition Expense	154	454	—
Less: Gain on Purchase of Business *	—	(10,562)	—
Plus: Impairment of Assets	655	—	—
Plus: Tax Effect of Above	(844)	3,501	(548)
Non-GAAP Adjusted Income (Loss) from Continuing Operations (Note 4)	$772	$(1,277)	$2,571

Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations	$0.05	$(0.10)	$0.20
Weighted-Average Diluted Shares Outstanding	13,937	12,789	12,846

* The gain on purchase of business in Q1 2014 reflects adjustments to provisional amounts for certain acquired assets and liabilities assumed. This was accounted for retrospectively to adjust the gain initially recognized in the three months ended March 29, 2014 and is subject to further adjustment as the Company completes its valuation of such assets and liabilities.

The Company defines Adjusted Income (Loss) from Continuing Operations as Net Income (Loss) less loss from discontinued operations net of tax, plus manufacturing integration expenses of new or expanded operations, plus facility consolidation and severance expenses, plus amortization of acquisition inventory step-up, plus direct acquisition expenses, less gain on purchase of business, plus impairment of assets, plus impairment of goodwill, plus one-time items so defined, all tax effected. (Note 4)

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The Dixie Group Reports Second Quarter 2014 Results

July 28, 2014

Non-GAAP Summary
	Three Months Ended
Non-GAAP EBIT and EBITDA	Q2 2014	Q1 2014	Q2 2013
Net Income (Loss) as Reported	$(644)	$4,396	$1,645
Less: Loss from Discontinued Operations, Net of Tax	(39)	(39)	(32)
Plus: Taxes	(66)	2,636	620
Plus: Interest	1,158	1,012	869
Non-GAAP Adjusted EBIT (Note 5)	487	8,083	3,166
Plus: Depreciation and Amortization	3,262	2,988	2,559
EBITDA	3,749	11,071	5,725
Plus: Mfg. Integration Expense	269	822	1,442
Plus: Facility Consolidation Expense	949	73	—
Plus: Amortization of Acquisition Inventory Step-up	194	—	—
Plus: Acquisition Expense	154	454	—
Less: Gain on Purchase of Business *	—	(10,562)	—
Plus: Impairment of Assets	655	—	—
Non-GAAP Adjusted EBITDA (Note 5)	$5,970	$1,858	$7,167

Non-GAAP Adjusted EBITDA as % of Net Sales	5.5%	2.2%	8.6%
Management Estimate of Severe Weather (not in Non-GAAP)	$—	$1,054	$—

* The gain on purchase of business in Q1 2014 reflects adjustments to provisional amounts for certain acquired assets and liabilities assumed. This was accounted for retrospectively to adjust the gain initially recognized in the three months ended March 29, 2014 and is subject to further adjustment as the Company completes its valuation of such assets and liabilities.

The Company defines Adjusted EBIT as Net Income (Loss) less loss from discontinued operations, plus taxes and plus interest. The Company defines Adjusted EBITDA as Adjusted EBIT plus depreciation and amortization, plus manufacturing in integration expenses of new or expanded operations, plus facility consolidation and severance expenses, plus amortization of acquisition inventory step-up, plus direct acquisition expenses, less gain on purchase of business, plus impairment of assets, plus impairment of goodwill, plus one-time items so defined. (Note 5)

Facility Consolidation Plan Summary
	Q1 2014	Q2 2014	Q3 2014 Est.	Q4 2014 Est.	2014 Est.	2015 Est.
Warehousing, Distribution & Manufacturing Consolidation Plan	$—	$384	$900	$670	$1,954	$1,815
Warehousing, Distribution & Manufacturing Consolidation Plan - Asset Impairments	—	655	—	—	655	—
Atlas Integration Plan	73	565	340	125	1,103	500
Total Facility Consolidation Expense and Asset Impairments	$73	$1,604	$1,240	$795	$3,712	$2,315

Further non-GAAP reconciliation data are available at www.thedixiegroup.com under the Investor Relations section.

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